- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        MERIDIAN NATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        MERIDIAN NATIONAL CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                        MERIDIAN NATIONAL CORPORATION




                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ----------------


To Our Stockholders:

         The 1995 Annual Meeting of Stockholders of Meridian National Corporation (the "Company") will be held at the corporate offices of the Company located at 805 Chicago Street, Toledo, Ohio, 43611, on August 3, 1995, at 10:00 a.m. (local time), to consider and act on the following matters:

         1.      To elect four directors of the Company.

         2. An amendment to the Company's 1990 Non-Qualified and Incentive Stock Option Plan.

         3. An amendment to the Company's Amended and Restated 1987 Non-Employee Directors' Stock Option Plan.

         4. To approve the appointment of Ernst & Young LLP as the independent accountants for the Company for the Company's 1996 fiscal year.

         5. To conduct such other business as may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on June 8, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 1995 Annual Meeting.

         YOU ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, WE RESPECTFULLY REQUEST THAT YOU DATE, EXECUTE AND PROMPTLY MAIL THE ENCLOSED PROXY TO ASSURE REPRESENTATION OF YOUR SHARES. AN ADDRESSED RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE. YOUR PROXY MAY BE REVOKED BY NOTICE IN WRITING TO THE SECRETARY OF THE COMPANY OR THE SECRETARY OF THE MEETING AT ANY TIME PRIOR TO ITS USE.

                                        By Order of the Board of Directors,


                                        Real P. Remillard
                                        Secretary

Toledo, Ohio
June 28, 1995

                        MERIDIAN NATIONAL CORPORATION
                              805 Chicago Street
                              Toledo, Ohio 43611
                                   --------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS


                              GENERAL INFORMATION

                                   --------

         This Proxy Statement is furnished to the stockholders of Meridian National Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on August 3, 1995, or at any adjournment or adjournments thereof, in connection with (i) the election of four directors of the Company; (ii) an amendment to the Company's 1990 Non-Qualified and Incentive Stock Option Plan (the "Stock Option Plan"); (iii) an amendment to the Company's Amended and Restated 1987 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"); and (iv) to approve the appointment of Ernst & Young LLP as the independent accountants for the Company for its 1996 fiscal year.

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company and may be revoked at any time prior to the voting of the proxy by notice in writing to the Secretary of the Company or the secretary of the meeting. Properly executed proxies will be voted as specified thereon, and in the absence of such specification will be voted for the four nominees for director and for approval of the other proposals set forth in this Proxy Statement. As to any other matter properly brought before the Annual Meeting and submitted to a vote of stockholders, proxies will be voted in accordance with the judgment of the proxy holders named thereon. The approximate date on which this Proxy Statement and the enclosed Proxy are first being sent to stockholders is June 28, 1995.

         The total outstanding voting stock of the Company, as of June 8, 1995, consisted of 2,548,689 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 206,752 shares of Series B Convertible Voting Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Series B Preferred B Stock is currently entitled to one-tenth of one vote. Stockholders of record of the Common Stock and Series B Preferred Stock at the close of business on June 8, 1995, are entitled to notice of, and vote at, the Annual Meeting of

Stockholders. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         THE COMPANY, UPON WRITTEN REQUEST, WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. THE REQUEST SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT 805 CHICAGO STREET, TOLEDO, OHIO 43611.

                             ELECTION OF DIRECTORS

         A Board of four directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified. The nominees have been designated by the Board of Directors. If any nominee becomes unavailable for election, an event that is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for any substitute nominee proposed by the Board of Directors.

         Brief statements setting forth the age, the principal occupation and employment during the past five years and other information concerning each nominee appear below.



Name, Age and Positions with the
   Company Other than Director               Occupation and Other Information
- - ---------------------------------            --------------------------------
William D. Feniger, 48                       William D.  Feniger  has  served as Chairman of
Chairman of the Board of Directors,          the Board of Directors and Chief Executive Officer
President and                                of the Company since August 1985.  Mr. Feniger has
Chief Executive Officer                      been President since March 1991.


Wayne Gardenswartz, 48                       Wayne Gardenswartz has served as a director of the
                                             Company since August 1985.  Mr. Gardenswartz is a
                                             certified public accountant and has been a partner
                                             in the accounting firm of Gardenswartz & Suber,
                                             P.C., Denver, Colorado, for more than the past
                                             five years.

Patrick R. Hylant, 47                        Patrick R. Hylant has been a director of the
                                             Company since April 1990.  For more than the past
                                             five years, Mr. Hylant has been President of
                                             Hylant-MacLean Inc., an insurance brokerage firm.

Jeffrey A. Slade, 54                         Jeffrey A. Slade has served as a director of the
                                             Company since February 1995.  For more than the
                                             past five years, Mr. Slade has been President of
                                             Slade Investment Management, an investment
                                             advisory firm.



                        CERTAIN INFORMATION RELATING TO
                             THE BOARD OF DIRECTORS

INFORMATION REGARDING BOARD OF DIRECTORS

         The Board of Directors held four meetings during fiscal 1995 and took action by written consent on four occasions. All of the Board members were present at each of the meetings. The Company has no audit or nominating committees. The Company has a Compensation Committee (the "Compensation Committee") which administers the Company's Stock Option Plan and the Directors' Plan and also determines the salaries and bonuses of the officers of the Company and of the presidents of the Company's subsidiaries. Messrs. Gardenswartz, Slade and Hylant are the members of the Compensation Committee. The Compensation Committee met one time during fiscal 1995. All of the members were present at the meeting.

DIRECTORS FEES

         Each director who is not an employee of the Company is entitled to receive a fee of $2,000 ($1,000 for telephonic meetings) plus travel expenses for each directors' meeting attended. Directors receive a fee of $1,000 for attending committee meetings which are held separately from directors' meetings.


                       STOCK OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information, as of April 30, 1995, regarding the beneficial ownership of each director of the Company, each named executive officer and all current directors and executive officers of the Company as a group, of the Company's Common Stock. None of such persons beneficially owns any of the Company's Series B Preferred Stock. Additionally, there are 4,000 shares of non-voting $100 Series A Preferred Stock ("Series A Stock"), $.001 par value, of the Company outstanding as of April 30, 1995, of which William D. Feniger owns 1,334 shares.

                                                                  Number of Shares
                         Name of Beneficial Owner               Beneficially Owned(1)           Percentage Ownership
                         ------------------------               ------------------              --------------------
                         William D. Feniger                       230,267 (2)(3)(4)                     8.6%

                         Wayne Gardenswartz                         13,865 (5)(6)                         *

                         Patrick R. Hylant                         184,439 (5)(7)                       7.0%

                         Jeffrey A. Slade                                 0                              ___

                         Real P. Remillard                           13,139 (8)                           *

                         All directors and executive                   441,710                          15.9%
                         officers as a group (six
                         persons)

- - -----------------

*Less than 1% of the outstanding Common Stock of the Company.

(1) Except as otherwise indicated, each director and officer has sole voting and investment power over the shares he beneficially owns.

(2) Includes 38,258 shares issuable upon conversion of a Convertible Subordinated Note and 55,500 shares issuable upon the exercise of Common Stock Purchase Warrants held by William D. Feniger.

(3) Includes 7,500 shares held by William D. Feniger as trustee pursuant to a voting trust agreement over which he has no investment power, 500 shares held by Mr. Feniger's wife, as to which Mr. Feniger disclaims beneficial interest and 1,500 shares held by Mr. Feniger as custodian for his minor children.

(4) Includes options held by William D. Feniger granted under the Stock Option Plan to purchase 24,000 shares which are exercisable currently.

(5) Includes options to purchase 11,500 shares granted to each of Wayne Gardenswartz and Patrick R. Hylant under the Directors' Plan.

(6) Includes 2,365 shares held by Mr. Gardenswartz as trustee under a trust agreement over which Mr. Gardenswartz has no investment power.

(7) Includes 15,960 shares held by Mr. Hylant as custodian for his children for which he disclaims beneficial ownership and 84,500 shares issuable upon the exercise of Common Stock Purchase Warrants, 10,000 shares of which are held by Mr. Hylant as custodian for his children for which he disclaims beneficial ownership.

(8) Includes options granted to Mr. Remillard under the Stock Option Plan to purchase 10,700 shares which are exercisable currently.

OTHER PRINCIPAL STOCKHOLDERS

         As of April 30, 1995, there were no persons (other than the directors and officers of the Company) known to be beneficial owners of more than 5% of the outstanding shares of Common Stock or Series B Preferred Stock.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Pursuant to proxy rules promulgated by the Securities and Exchange Commission designed to enhance disclosure of corporations' policies toward executive compensation, Messrs. Gardenswartz, Slade and Hylant, as members of the Company's Compensation Committee of the Board of Directors of the Company, submit the following report outlining the Company's compensation plans and policies as they pertain to William D. Feniger, President and Chief Executive Officer of the Company, and the other executive officers of the Company:

COMPENSATION COMMITTEE OF THE BOARD

         The Compensation Committee is comprised of three non-employee members of the Board of Directors. It is the Compensation Committee's responsibility to review the Company's executive compensation policies and programs and to recommend compensation actions to the Board of Directors of the Company.

COMPENSATION POLICY AND OBJECTIVES

         The Company's compensation philosophy is to provide a competitive compensation package so that executive employees are rewarded for special achievements. The current compensation program for executive officers consists of three major elements: Base Salary, Discretionary Bonuses and Stock Options.

         The Compensation Committee has not formally considered nor adopted a policy with regard to qualifying executive compensation plans under Internal Revenue Code Section 162(m), which generally limits the corporate tax deduction for compensation paid to certain executive officers named in the Proxy Statement to $1 million per year. The Compensation Committee has not yet seen any need to address this issue, since current Company executive compensation, including expected ultimate value of options, is below, or is expected to be below, the level at which this new tax limitation would apply.

         Base Salary: It is the policy of the Company to review executive officer base salaries each year in relation to salaries being paid to executive officers employed by companies in industries similar to those in which the Company operates. This does not assure an increase in salary. In arriving at a decision, the Committee considers the financial performance of the Company and the effects of economic inflation on salary levels.

         Bonus: Presently, the Company pays bonuses to executive officers on a discretionary basis. In determining the bonuses to be paid, if any, the Committee considers the financial performance of the Company and the performance of the segment of the business for which the executive is responsible.

         Stock Options: The Company has a non-qualified and incentive stock option plan designed to encourage officers and key employees of the Company to acquire or increase their ownership of Common Stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. The numbers of shares granted are based on the executive's level of responsibility. Options are granted at 100% of fair market value of the Common Stock on the day of grant or, in certain situations, 110% of the fair market value of the Common Stock covered by the option on the date of the grant. The term of the option cannot be for more than ten years from the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Chief Executive Officer's base salary is established on the same policy applicable to executive officers except it is subject to an employment agreement providing for a minimum annual salary of $120,000 and salary continuation for certain periods upon death or total disability, among other provisions.

         Submitted by the Compensation Committee of the Company's Board of
Directors:

         Wayne Gardenswartz    Jeffrey A. Slade     Patrick R. Hylant

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Patrick R. Hylant, a director and a member of the Compensation Committee, is an owner and President of Hylant Maclean, Inc., an insurance broker with whom the Company did business during its fiscal year ended February 28, 1995.

STOCKHOLDER RETURN COMPARISON

         The line graph below compares the cumulative total return from February 28, 1990 to February 28, 1995 of the Company's Common Stock against the cumulative total return of (i) the NASDAQ Stock Market (US) and (ii) selected public companies in the metal fabrication industry (peer group) listed on NASDAQ Small Cap (market value under $25 million), except for one company which transferred from NASDAQ to the American Stock

Exchange in fiscal 1995. The graph and table assume that $100 was invested on February 28, 1990 in the Company's Common Stock and in each index and that all dividends were reinvested. The Company chose the metal fabrication industry since it most closely approximates its main line of business. However, the Company is also involved in the waste management industry and some of the companies selected in the peer group may also be involved in additional industries other than the metal fabrication industry or waste management industry. As a result, the comparisons shown on the performance graph may not be meaningful. In addition, the historical stock performance shown on the graph is not intended to and may not be indicative of future stock performance.


                      STOCKHOLDER RETURN PERFORMANCE GRAPH



                                        Feb-90          Feb-91          Feb-92          Feb-93          Feb-94          Feb-95
Meridian National Corporation           100.0           100.0            81.8            18.2            42.2            22.5
Self-Determined Peer Group              100.0            97.6           126.9           109.5           110.8           105.8
Nasdaq Stock Market (US Companies)      100.0           110.2           157.2           167.2           198.0           200.7

    Companies in current peer group:                                Companies in fiscal 1994 peer group for
                                                                    which data are not available:
                                                   Ticker                                         Ticker
    Company Name                                   Symbol           Company Name                  Symbol
    ------------                                   ------           ------------                  ------
    Air Cure Environmental, Inc.                   AEL              Pearce Systems
    Chemi Trol Chemical Co.                        CTRL             International, Inc.           PRCE
    Cryenco Sciences, Inc.                         CSCI
*   Denoyo, Inc.                                   DNYOF            Thermodynetics, Inc.          TDYN
    Dynamic Manufacturing, Inc.
      (formerly "Explosive Fabricators
      Inc.")                                       BOOM
    General Magnaplate Corp.                       GMCC
*   Margatz, Ind., Inc.                            CGUL
    Meridian National Corporation                  MRCO
    Miller Building Systems, Inc.                  MTIK
    Thermal Industries, Inc.                       THMP
    Zoltek Companies, Inc.                         ZOLT
- - ----------------------------

* Indicates companies which were added to replace companies for which data are no longer available.

COMPENSATION

         The following table sets forth the annual and long-term compensation paid or accrued by the Company for the Company's three fiscal years ended February 28, 1995, 1994 and 1993 to those persons who were, at February 28, 1995, the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company.

                                                                                              Long-Term                   All Other
                                        Annual Compensation                                  Compensation               Compensation
                                        -------------------                                  ------------               ------------
                                                                                            Restricted
 Name and                                                                Other Annual         Stock         Options (in
 Principal Position          Year       Salary           Bonus           Compensation         Awards       shares)(1)(4)
 ------------------          ----       ------           -----           ------------         ------       -------
 William D. Feniger,         1995      $175,000         $90,000               ---              ---          20,000           $ 5,263
 Chairman, President
 and Chief Executive         1994      $165,000         $74,000               ---              ---          20,000(2)        $12,849
 Officer
                             1993      $165,000           ---                 ---              ---               ---         $11,704




 Real P. Remillard,          1995      $94,800          $10,000               ---              ---            3,500          $ 1,250
 Secretary and
 Treasurer                   1994      $94,800          $ 6,000               ---              ---           10,000(3)       $ 6,732

                             1993      $94,800            ---                 ---              ---              ---          $ 7,050

(1) The number of shares subject to options has been adjusted to reflect a one-for-ten reverse stock split of the Common Stock effective August 18, 1993.

(2) Includes 2,500 shares of Common Stock subject to options previously granted for which the exercise price was adjusted during fiscal 1994.

(3) Includes 250 shares of Common Stock subject to options previously granted for which the exercise price was adjusted during fiscal 1994.

(4) Does not include options granted to Messrs. Feniger and Remillard to acquire 20,000 and 10,000 shares of Common Stock, respectively, at an exercise price of $2.21875 per share, which options were granted April 10, 1995 as compensation for the fiscal year ended February 28, 1995. The grants are subject to stockholder approval of an amendment to the Company's 1990 Non-Qualified and Incentive Stock Option Plan. See "Amendment to Stock Option Plan."

EMPLOYMENT AGREEMENTS

         William D. Feniger has an employment agreement with the Company which extends to April 23, 1995 with automatic renewals for an additional 12 months upon each anniversary date of the agreement. The agreement also provides for termination of employment by either party upon 120 days prior written notice after April 23, 1995. The agreement provides that Mr. Feniger is to receive such annual salary as may be determined by the Board of Directors, plus employment privileges and benefits, but in no event is the annual salary to be lower than $120,000. Mr. Feniger's present annual salary, effective March 1, 1995, is $185,000. The agreement also provides that in the event of Mr. Feniger's death during the term of the employment agreement, the current salary is to be continued by payment for three years to Mr. Feniger's surviving spouse while she is living, otherwise to his estate. In the event of Mr. Feniger's permanent disability, the agreement provides for a continuation of salary for a period of 12 months, less, however, any payments received by Mr. Feniger directly from any insurer under any insurance policy of health or disability, the premiums for which have been paid by the Company.

OPTION GRANTS IN FISCAL 1995

         The following table sets forth information with respect to (i) option grants to the named executive officers during fiscal 1995 and (ii) the potential realizable value of such options using a 5% and 10% appreciation rate.

                                                                                                    Potential Realizable Value at
                                                                                                    Assumed Annual Rates of Stock
                                                                                                    Price Appreciation for Option
                  Individual Grants                                                                 Term (2)
 --------------------------------------------------------                                           -----------------------------


                                     % of Total
                                       Options
                                      Granted to          Exercise or
                    Options/SARs      Employees in         Base Price                  Expiration
 Name               Granted(#)(1)      Fiscal  Year        ($/share)                   Date             5%($)            10%($)
 ----               ------------       ------------        ----------                 ------            ------            ------

 William D.             20,000         55.94%                 $3.50                    3/23/04          $44,023            $111,562
 Feniger

 Real P.                 3,500          9.79%                 $3.50                    3/23/04           $7,704            $19,523
 Remillard

(1) Only includes options as no stock appreciation rights ("SARs") were granted.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND FISCAL 1995 YEAR END VALUES

         The following table sets forth information with respect to (i) options to purchase shares of the Company's Common Stock granted under the Company's Stock Option Plan, which were exercised by the named executive officers during fiscal 1995, and (ii) unexercised options to purchase shares of the Company's Common Stock granted under the Company's Stock Option Plan to the named executive officers and held by them at February 28, 1995.


                                                                                     Value of Unexercised
                                                      Unexercised Options            In-the-Money Options
                                                            Held at 2/28/95               at 2/28/95 (1)
                                                  ----------------------------  -----------------------------
                       Shares
                     Acquired on       Value
 Name                 Exercise       Realized     Exercisable    Unexercisable   Exercisable    Unexercisable
 ----                 --------       --------     -----------    ------------    -----------    ------------
 William D.  Feniger      --             --           24,000         16,000          $4,375            --
 Real P. Remillard        --             --           10,700          2,800          $2,188            --


 (1) The dollar values are calculated by determining the difference between the fair market value of the shares of the Company's Common Stock underlying the options and the exercise price of such options at February 28, 1995.

TAX DEFERRED SAVINGS AND RETIREMENT PLAN

         The Company's Tax Deferred Savings and Retirement Plan (the "401(k) Plan") consists of a defined contribution profit sharing plan with a cash or deferred arrangement. Each employee of the Company is eligible to participate in the 401(k) Plan after the person has both attained age 20-1/2 and completed six months of service. Subject to limitations prescribed by the tax laws, a participant may elect to make a pretax salary deferral contribution to the 401(k) Plan of up to 15% of the participant's compensation. Unless the Company's Board of Directors determines otherwise, the Company makes matching contributions equal to 25% of the first 6% of compensation contributed by each participant as a salary deferral. For any year, the Company may also make a discretionary profit sharing contribution of an amount determined by the Company's Board of Directors. Profit sharing contributions are allocated among eligible participants on the basis of each participant's compensation during the year for which the contribution is made.

         All salary deferral contributions are 100% vested. The Company's matching contributions and profit sharing contributions vest on an incremental basis after three completed years of service and become fully vested after seven years of completed service. In addition, a participant is fully vested upon attainment of age 65, death or disability, provided he is in the employ of the Company at the time such event occurs.

         For the plan year ended February 28, 1995, for the 401(k) Plan the Company made the following matching contributions to the accounts of the executive officers named in the cash compensation table as follows: William D. Feniger - $1,484 and Real P. Remillard - $1,250. The Company made no discretionary contributions to the 401(k) Plan during fiscal year ended February 28, 1995. Messrs. Feniger and Remillard are fully vested.


                      INTEREST OF MANAGEMENT AND OTHERS IN
                              CERTAIN TRANSACTIONS

         In connection with the 1985 purchase by the Company of the stock of four companies controlled in part by William D. Feniger and Yale M. Feniger (William D. Feniger's father), the Company issued, as part of the purchase price, a series of non-negotiable subordinated promissory notes, each due on September 15, 1995, and bearing interest at the rate of 9% per annum (the "Notes"). William D. Feniger received a Note in the amount of $770,720 and Yale M. Feniger received a Note in the amount of $943,424 (which Note Yale M. Feniger has transferred to his wife). In July, 1989 William D. Feniger converted his Note into a like amount of convertible subordinated note (the "Convertible Subordinated Note").

         In June 1994, Mrs. Yale Feniger and the Company entered into an agreement whereby Mrs. Feniger accepted $305,738, or 50% of the outstanding balance of her Note, in full satisfaction of the Note. The Convertible Subordinated Note payable to William D. Feniger had a balance of $596,822 at February 28, 1995. Interest on the Convertible Subordinated Note is payable quarterly, and principal payments are not required until maturity on September 15, 1995, at which time the entire principal amount is due and owing. In May 1995, Mr. Feniger agreed to defer payment of the principal amount of the Convertible Subordinated Note until after February 29, 1996. The outstanding principal amount of the Convertible Subordinated Note is convertible, at Mr. Feniger's option, into Common Stock, at any time, at a conversion price of $15.60 per share. The Company has agreed, at its expense, to register under the Securities Act of 1933, on one occasion, and at the expense of the holder on another occasion, the Convertible Subordinated Note and/or the underlying Common Stock at the request of the holder. The Company has also agreed to certain "piggy-back" registration rights for this Convertible Subordinated Note and/or the underlying Common Stock.

         The Company and one of its subsidiaries lease office space in Toledo, Ohio pursuant to two separate lease agreements with Greenbelt Associates, a general partnership in which Yale M. Feniger, William D. Feniger and Real P. Remillard are general partners. Each of Yale M. Feniger and William D. Feniger owns a 29-1/6% interest in the partnership and Mr. Remillard owns a 12-1/2% interest. Each lease expires on February 14, 1997. Each lease separately provides for annual rent of $48,216, with rental increases starting February 15, 1994 based upon a consumer price index. During the year ended February 28, 1995, the Company paid $102,174 to Greenbelt Associates.

         The Company, pursuant to a 10-year lease effective March 1986, leases plant and office space in Toledo, Ohio for its steel pickling and oiling facilities from Chicago Investors. Chicago Investors is a general partnership in which Champlain Investors, a general partnership has a 50% interest.
William D. Feniger and Yale M. Feniger each owns a 33-1/3% interest in Champlain Investors. The rental under this lease is $7,500 per month plus, on a quarterly basis, 45.5% of the excess, if any, over $21,500 of certain aggregate principal and interest payments of Chicago Investors under certain industrial development revenue bonds and conventional bank financing with respect to these facilities. There were no additional payments required during fiscal 1995. The Company also leases other plant space and equipment at this location from Chicago Investors for aggregate monthly rentals of $7,805, which includes subrental payments, on a short-term or month-to-month basis. During the year ended February 28, 1995, the Company paid $183,660 to Chicago Investors.

         Patrick R. Hylant, a director, is an owner and the President of Hylant MacLean, Inc., an insurance broker with whom the Company did business during its fiscal year ended February 28, 1995.

         Management of the Company believes that the terms of each of the foregoing transactions are at least as favorable as those that could have been obtained from independent third parties.

         At February 28, 1995, William D. Feniger was indebted to the Company in the amount of $107,987, which consisted of $103,400 evidenced by notes receivable and $4,587 of accrued interest on the notes. The first note, for $97,000, was executed in May, 1994, bears interest at 6% and requires annual principal payments of $5,000 plus interest until the note matures on May 24, 1997. The second note, for $6,400, was executed in November 1994, bears interest at 6% and matures on May 24, 1997.

         On November 1, 1991, the Company entered into a Memorandum of Understanding with Yale M. Feniger pursuant to which Yale M. Feniger terminated his employment with the Company and its subsidiaries and agreed to serve as a consultant and advisor to the Company for a period of five years. The Company agreed to pay Mr. Feniger a consulting fee of $100,000 per year for the first two years, $75,000 for the third year and $50,000 for the fourth and fifth years.
Payments in the fourth and fifth years were increased to $100,000 per year pursuant to an agreement reached in June 1994 between the Company and Yale M. Feniger. Mr. Feniger is also provided with an automobile allowance, medical insurance and normal business expenses.

         During the fiscal year ended February 28, 1995, the Company chartered aircraft services through Fenaire Corporation ("Fenaire"). Fenaire is owned by Yale M. Feniger. The aggregate amount paid to Fenaire during the year ended February 28, 1995 amounted to $67,155. The prices charged by Fenaire to the Company were as favorable as those charged by Fenaire to unrelated parties for comparable services, and management believes that those prices were at least as favorable as those that were charged, generally, by independent third parties engaged in the air charter business.


                       COMPLIANCE WITH SECTION 16(A) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file with the SEC.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 28, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that William D. Feniger had four late filings representing four transactions, Wayne Gardenswartz had two late filings representing two transactions, Patrick R. Hylant had four late filings representing five transactions, and William L. Petek (a former director), Real P. Remillard, James Aleksa (an officer of a subsidiary), Bruce Maison (an officer of a subsidiary) and Lou Panas (an officer of a subsidiary) each had one late filing representing one transaction.

                        AMENDMENT TO STOCK OPTION PLAN

         On August 20, 1990, the Board of Directors of the Company adopted, and on August 9, 1991, the stockholders of the Company approved, the Company's 1990 Non-Qualified and Incentive Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan was amended by the stockholders of the Company on August 5, 1994.

         On June 6, 1995, the Board of Directors adopted, subject to stockholder approval, an amendment to the Stock Option Plan to increase the number of shares authorized for issuance under the Stock Option Plan from 175,000 to 350,000.

         The Stock Option Plan is intended to encourage ownership of the Company's Common Stock by officers and other key employees of the Company, to encourage their continued employment with the Company and to provide them with additional incentives to promote the success of the Company. As of February 28, 1995, three officers and six additional employees were eligible to participate in the Stock Option Plan.

         The Stock Option Plan authorizes the grant to key employees of options to purchase 175,000 shares of Common Stock (350,000 shares if the stockholders approve the amendment) as "incentive stock options," as that term is defined under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as non-qualified stock options. The Compensation Committee of the Board of Directors may grant options and otherwise administers the Stock Option Plan.

         The exercise price of each incentive stock option must be at least 100% of the fair market value of the Common Stock at the date of grant, and no such option may be exercisable for more than 10 years after the date of grant. The exercise price of each incentive stock option granted to any stockholder possessing more than 10% of the combined voting power of all classes of capital stock of the Company on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant. The Stock Option Plan also provides that the exercise price of any non-qualified stock option must be at least 100% of the fair market value of the Common Stock at the date of grant. The exercise price is payable in cash or, in the discretion of the Compensation Committee, in whole or in part in shares of Common Stock, valued at their fair market value at the date of exercise, or, if permitted by law, an interest-bearing promissory note.

         Options granted under the Stock Option Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger or other similar event affecting the Common Stock. Options will not be transferable, other than by will or the laws of descent and distribution, and an option may be exercised, during the lifetime of the holder of the option, only by him.

         In the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each option granted under the Stock Option Plan will terminate 90 days after the occurrence of such unusual corporate event, but, in the event of any such termination the option holder will have the right, commencing at least five days prior to the unusual corporate event and subject to any other limitation on the exercise of the option in effect on the date of exercise, to immediately exercise any options in full to the extent they previously have not been exercised.

         The Stock Option Plan will terminate on August 20, 2000, and an option shall not be granted under the plan after such date. Any options outstanding at the time of termination of the Stock Option Plan will continue in full force and effect according to the terms and conditions of the Stock Option Plan.

         The Stock Option Plan may be amended by the Board of Directors, provided that stockholder approval must be obtained in order to (i) increase the maximum number of shares as to which options may be granted, (ii) expand or change the class of persons eligible to receive options, (iii) permit the exercise price of the shares subject to incentive stock options to be less than the fair market value of such shares at the time of grant, (iv) extend the term of the plan, or (v) materially increase the benefits to eligible participants.

FEDERAL INCOME TAX CONSEQUENCES - NON-QUALIFIED STOCK OPTIONS

         The issuance of a non-qualified stock option under the Stock Option Plan will not result in any taxable income to the recipient employee or a tax deduction to the Company at the time of grant. Generally, an employee to whom a non-qualified stock option has been granted will recognize ordinary income at the time the employee exercises the option and receives shares of Common Stock, in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price.

         Notwithstanding the foregoing, upon the exercise of a non-qualified stock option by a person subject to Section 16 of the Exchange Act ("Section 16"), the acquisition date of the shares of Common Stock for federal income tax purposes and the time of recognition of income will be postponed as long as the sale of the shares of Common Stock could subject the person to suit under the "short swing profit" provisions of Section 16, unless such person elects to be taxed on the date of exercise. Furthermore, the amount of income recognized by the recipient employee will be the excess of the fair market value of such shares of Common Stock at the end of the postponement period (rather than at the date of exercise) over the option price.

         Generally, under the Section 16 regulations, a person subject to
Section 16 ("a Section 16 person") may exercise an option and sell the underlying stock immediately without subjecting himself to suit under the "short swing profit" provisions as long as he has held the option and/or the underlying stock for an aggregate of six months. Generally, if the Section 16 person exercises a stock option within the first six months following the date of grant, then (except in certain cases involving death or incompetence), taxation will be deferred and the amount of income will generally be measured six months following the date of grant (unless the person elects to be taxed on the date of exercise) because the sale of the underlying stock before this date would subject the Section 16 person to suit under the "short swing profit" provisions.

         The Company is generally entitled to a tax deduction corresponding to the amount of income recognized by the employee as a result of the exercise of a non-qualified stock option for the year in which the employee recognizes such income for federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES - INCENTIVE STOCK OPTIONS

         Neither the receipt nor exercise of an incentive stock option is a taxable event to the employee, and if the recipient employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares will be long-term capital gain. In such case, the Company would not be entitled to any tax deduction with respect to the grant or exercise of the option. The difference between the fair market value of the shares of the Common Stock on the date of exercise and the option price is a tax preference item which may cause the employee to incur an alternative minimum tax in the year of exercise. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the employee receives his shares of Common Stock pursuant to the exercise of the incentive stock option. The statutory holding period for incentive stock options is waived in the event of the employee's death.

         If the shares of Common Stock are disposed of before the end of either of such statutory holding periods (a "disqualifying disposition"), the lesser of (i) the excess of the fair market value of such shares on the date of exercise over the option price, or (ii) the total amount of gain realized on the sale must be reported by the employee as ordinary income and the Company would be entitled to a tax deduction in that amount. The remaining gain, if any, would be taxed to the employee as capital gain.

         Notwithstanding the foregoing, if the employee is subject to Section 16 at the time of a disqualifying disposition, the acquisition date of the shares and the time of recognition of income will be postponed as long as the sale of shares could subject the employee to suit for "short swing profit", unless he elects to be taxed immediately. In addition, the amount of income recognized will be the lesser of (i) the excess of the fair market value of such shares at the end of the postponement period (rather than at the date of exercise) over the option price, or (ii) the total amount of gain realized on the sale. See "Federal Income Tax Consequences - Non-Qualified Stock Options" for a discussion of options and Section 16.

NEW BENEFITS

         The following table sets forth the Stock Option Plan benefits that will be received in fiscal 1996 if the amendment to the Stock Option Plan is approved.


               1990 Non-Qualified and Incentive Stock Option Plan
                  Name and Position                         Dollar Value ($)             Number of Units
                  -----------------                         ----------------             ---------------
 William D. Feniger, Chairman, President and                      (1)                        20,000
   Chief Executive Officer
 Real P. Remillard, Secretary and Treasurer                       (1)                        10,000

 Executive Group                                                  (1)                        30,000

 Non-Executive Director Group                                      --                          --
 Non-Executive Officer Employee Group                             (1)                        44,500

(1) All options granted under the Stock Option Plan during fiscal 1996 were granted at an exercise price of $2.21875 (the fair market value of a share of Common Stock on the date of grant). The actual value, if any, that a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. On June 9, 1995, the closing price for the Common Stock on NASDAQ was $1.9375 per share.

         Approval by a majority of the shares of Common Stock and Series B Preferred Stock voting as a single class, present and entitled to vote at the Annual Meeting, is required for approval of the Amendment to the Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT TO THE STOCK OPTION PLAN, WHICH IS DESIGNATED IN THE PROXY AS ISSUE NO. 2.


                          AMENDMENT TO DIRECTORS' PLAN

         On August 20, 1990, the Board of Directors of the Company adopted and, on August 9, 1991, the stockholders of the Company approved, the Amended and Restated 1987 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") which replaced the 1987 Non-Employee Directors' Stock Option Plan. The Directors' Plan was amended by the stockholders of the Company on August 6, 1993 and August 5, 1994.

         On June 6, 1995, the Board of Directors adopted, subject to stockholder approval, an amendment to the Directors' Plan to (i) increase the number of shares available under the Directors' Plan from 50,000 to 150,000,
(ii) provide for an initial grant of options to purchase 10,000 shares of Common Stock to each of the existing non-employee directors as of June 6, 1995 and to all incoming non-employee directors in the year such incoming director becomes a member of the Board of Directors, which options will be fully vested when and if such director has been a member of the Board of Directors for 12 consecutive months, (iii) increase from 1,500 to 2,500 the number of shares subject to options automatically granted to each non-employee director as of May 31 of each year, commencing May 31, 1996, and (iv) delete the requirement that each non-employee director be a member of the Board of Directors for at least 12 consecutive months prior to the date of the automatic grant.

         The Directors' Plan is intended to encourage non-employee directors of the Company to acquire or increase their ownership of Common Stock of the Company on reasonable terms, and to foster a strong incentive to put forth maximum effort for the continued success and growth of the Company and the subsidiaries. The Directors' Plan provides for the granting of non-qualified options to purchase an aggregate of 50,000 shares of the Company's Common Stock (150,000 shares of Common Stock if the stockholders approve the amendment) to non-employee directors of the Company. The non-employee directors currently eligible to receive stock options under the Directors' Plan are Messrs. Gardenswartz, Hylant and Slade.

         The Directors' Plan provides that an option to purchase 1,500 shares of Common Stock (2,500 shares of Common Stock if the stockholders approve the amendment) will automatically be granted on May 31 of each year to each director who has been a member of the Board of Directors for at least 12 consecutive months prior to the date of grant (which provision will be deleted if the amendment is approved) and who, during the 12 months preceding the date of grant, has not been (a) an employee of the Company and its subsidiaries or
(b) been eligible to receive any award under any other benefit plan of the Company or its affiliates entitling him or her to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. If the amendment is approved by the stockholders, incoming non-employee directors will be granted an option to purchase 10,000 shares during their first year of service, which option will vest after 12 consecutive months of service, and options to purchase 2,500 shares will be automatically granted each year thereafter as provided above. The existing non-employee directors would receive an option to purchase 10,000 shares of Common Stock as of June 6, 1995, which option will be fully vested after 12 consecutive months of service (with respect to the one director who has not already served for such period), and will be entitled to options to purchase 2,500 shares of Common Stock each year thereafter as provided above. If the number of shares available for grant under the Directors' Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Directors' Plan on such date, then each eligible director will receive an option to purchase a pro rata number of the remaining shares available under the Directors' Plan.

         The options granted under the Directors' Plan will be exercisable for a term of ten years from the date of grant, and (subject to the 12-month vesting period for the 10,000 share grants described above) may be exercised as to all or any part of the shares subject to the option at any time following six months after the date of grant.

         In the event that a director ceases to be a member of the Board of Directors (other than by reason of death), an option may be exercised by the director in full at any time within seven months after he ceases to be a member of the Board of Directors, but not beyond the term of the option. If the director dies while he is a member of the Board of Directors or within seven months after he ceases to be a member of the Board of Directors, an option may be exercised in full by a legatee or legatees of the director under his last will, or by his personal representative or distributes, at any time within one year after his death, but not beyond the term of the option.

         The exercise price of such options will be the fair market value of the Common Stock on the date of grant. The options are exercisable for cash or in shares valued at fair market value at the time of exercise as determined by the Compensation Committee, or for a combination of cash and shares.

FEDERAL INCOME TAX CONSEQUENCES

         The issuance of a non-qualified stock option under the Directors' Plan will not result in any taxable income to the recipient director or a tax deduction to the Company at the time it is granted. Generally, a director to whom a non-qualified stock option has been granted will recognize ordinary income on the first date following the date the director exercises the option on which the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture. On that date, the director will recognize income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date the shares of Common Stock first become transferable or are no longer subject to forfeiture over the option price. For tax purposes, the Common Stock is considered to be non- transferable and subject to a substantial risk of forfeiture as long as the sale of the shares could subject the director to suit under the "short swing profit" rules pursuant to Section 16.

         Alternatively, if the director so elects, he will recognize ordinary income on the date of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock (without taking into account any lapse restrictions) on the date of exercise over the option price.

         The Company is entitled to a tax deduction corresponding to the amount of income recognized by the director as a result of the exercise of an option for the year in which the director recognizes such income for federal income tax purposes.

         Under the Section 16 regulations, a director may exercise an option and sell the underlying stock immediately without subjecting himself to suit under the "short swing profit" provisions as long as he has held the option and/or the underlying Common Stock for an aggregate of six months. If the director exercises a stock option within the first six months following the date of grant, then (except in certain cases involving death or incompetence), taxation will be deferred and the amount of income will be measured six months following the date of grant (unless the director elects to be taxed on the date of exercise) because the sale of the underlying Common Stock before this date could subject the director to suit under the "short swing profit" provisions.

NEW BENEFITS

         The table below sets forth the Directors' Plan benefits that will be received in fiscal 1996 by the non-employee directors if the amendment to the Directors' Plan is approved.


       Amended and Restated 1987 Non-Employee Directors Stock Option Plan

 Name and Position                                   Dollar Value ($)                 Number of Units
 -----------------                                   ----------------                 ---------------
 William D. Feniger, Chairman, President                    ---                             ---
 and Chief Executive Officer

 Real P. Remillard, Secretary and                           ---                             ---
 Treasurer

 Executive Group                                            ---                             ---

 Non-Executive Director Group                               (1)                          30,000 (1)

 Non-Executive Officer Employee Group                       ---                             ---

(1) Subject to stockholder approval of the amendment to the Directors' Plan, options to purchase 30,000 shares have been granted under the Directors' Plan during fiscal 1996 at an exercise price of $1.9375 per share (the fair market value of a share of Common Stock on the date of grant). Such grants are in addition to automatic grants during fiscal 1996 of options for an aggregate of 3,000 shares, which grants are not subject to approval of the amendment by the stockholders. The actual value, if any, a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. On June 9, 1995 the closing price for the Common Stock on NASDAQ was $1.9375 per share.

         Approval by a majority of the shares of Common Stock and Series B Preferred Stock voting as a single class, present and entitled to vote at the Annual Meeting, is required for approval of the amendment to the Directors' Plan.

         THE DIRECTORS RECOMMEND A VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT TO THE DIRECTORS' PLAN, WHICH IS DESIGNATED IN THE PROXY AS ISSUE NO. 3.

                           APPROVAL OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Ernst & Young LLP served as the Company's independent accountants for the fiscal year ended February 28, 1995, and has been appointed by the Board to serve as the Company's independent accountants for the fiscal year ending February 29, 1996. Stockholder approval of the appointment will be requested at the Annual Meeting. A representative or representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Approval by a majority of the shares of Common Stock and Series B Preferred Stock voting as a single class, present and entitled to vote at the Annual Meeting, is required for approval of the appointment of Ernst & Young LLP.

         THE DIRECTORS RECOMMEND A VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS, WHICH IS DESIGNATED IN THE PROXY AS ISSUE NO. 4.


                                 MISCELLANEOUS

         Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

         The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of the Company at no additional charge. The Company will also reimburse brokerage houses and others for forwarding proxy material to beneficial owners of the Common Stock and Series B Preferred Stock.

         Proposals from stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Secretary of the Company at 805 Chicago Street, Toledo, Ohio 43611, no later than February 29, 1996.

                                        By Order of the Board of Directors,


                                        Real P. Remillard
                                        Secretary

June 28, 1995

            PROXY              MERIDIAN NATIONAL CORPORATION
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 3, 1995

               The undersigned appoints each of William D. Feniger and Joseph
            Klobuchar, each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, $.01 par value, and Series B Convertible Voting Preferred Stock, $.001 par value, of Meridian National Corporation held of record by the undersigned on June 8, 1995, at the Annual Meeting of Stockholders of Meridian National Corporation to be held on August 3, 1995.

            1. Election of Directors
                        FOR all nominees listed below                                  WITHHOLD AUTHORITY
                        (except as marked to the contrary below)   / /                 to vote for all nominees below   / /

                            William D. Feniger, Wayne Gardenswartz, Patrick R. Hylant, Jeffrey A. Slade

              (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

            --------------------------------------------------------------------

            2. Proposal to adopt an amendment to the Company's 1990
               Non-Qualified and Incentive Stock Option Plan.

                      FOR / /          AGAINST / /          ABSTAIN / /

            3. Proposal to adopt an amendment to the Company's 1987 Amended and
               Restated Non-Employee Directors' Stock Option Plan.

                      FOR / /          AGAINST / /          ABSTAIN / /

            4. Proposal to approve the appointment of Ernst & Young LLP as independent accountants for the Company.

                      FOR / /          AGAINST / /          ABSTAIN / /

                                                 (Continued on the reverse side)

            (Continued from other side)

            5. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

            Please sign exactly as name appears below.

                                                     When shares are held by
                                                     joint tenants, both should
                                                     sign. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give full
                                                     title as such. If a
                                                     corporation, please sign in
                                                     full corporate name by the
                                                     President or other
                                                     authorized officer. If a
                                                     Partnership, please sign in
                                                     partnership name by
                                                     authorized person.
                                                     DATED:               , 1995

                                                     ---------------------------
                                                              Signature

                                                     ---------------------------
                                                     Signature, if held jointly

                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                USING THE ENCLOSED ENVELOPE.

                                   Proxy Card